EXHIBIT 99.2

SUPERWAREHOUSE ENTERPRISES, INC.
SUPERWAREHOUSE GOV, LLC

COMBINED FINANCIAL STATEMENTS

SUPERWAREHOUSE ENTERPRISES, INC.
SUPERWAREHOUSE GOV, LLC
COMBINED FINANCIAL STATEMENTS

INDEX TO COMBINED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-2

COMBINED BALANCE SHEETS	F-3

COMBINED STATEMENTS OF OPERATIONS	F-4

COMBINED STATEMENTS OF STOCKHOLDER’S AND MEMBERS’ DEFICIT	F-5

COMBINED STATEMENTS OF CASH FLOWS	F-6

NOTES TO COMBINED FINANCIAL STATEMENTS	F-7 to F-14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Superwarehouse Enterprises, Inc.
Superwarehouse Gov, LLC

We have audited the accompanying combined balance sheets of Superwarehouse Enterprises, Inc. and Superwarehouse Gov, LLC as of September 30, 2011 and December 31, 2010 and the related combined statements of operations, changes in stockholder’s and members’ deficit, and cash flows for the nine months ended September 30, 2011 and for the year ended December 31, 2010. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

 In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Superwarehouse Enterprises, Inc. and Superwarehouse Gov, LLC as of September 30, 2011 and December 31, 2010, and the results of its operations and its cash flows for the nine months ended September 30, 2011 and for the year ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the combined financial statements, the Company has suffered losses from operations, has a stockholder’s deficit and has a negative working capital all of which raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regards to these matters are also described in Note 1.  The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sherb & Co., LLP
Certified Public Accountants

Boca Raton, Florida
March 23, 2012

SUPERWAREHOUSE ENTERPRISES, INC.
SUPERWAREHOUSE GOV, LLC
COMBINED BALANCE SHEETS

	September 30,	December 31,
	2011	2010

ASSETS

Current assets:
Cash	$41,562	$186,183
Accounts receivable, net	38,634	208,481
Other receivables	27,285	70,348
Prepaid expenses	2,707	12,455

Total current assets	110,188	477,467

Other assets:
Deposit	6,271	6,271

Total assets	$116,459	$483,738

LIABILITIES, STOCKHOLDER'S AND MEMBERS' DEFICIT

Current liabilities:
Accounts payable and accrued liabilities	$1,348,354	$1,847,786
Merchant accounts payable	595,324	597,576
Line of credit	1,399,131	1,391,365
Customer deposit	285,993	286,403
Due to related party	15,057	7,057
Total liabilities	3,643,859	4,130,187

Stockholder's and members' deficit:
Superwarehouse Enterprise, Inc. - common stock, $0.01 par value, 1,000,000 shares
authorized: 1,000,000 issued and outstanding at September 30, 2011 and December 31, 2010	10,000	10,000
Additional paid-in capital	40,231	40,231
Members' deficit	(314,625)	(356,122)
Accumulated deficit	(3,263,006)	(3,340,558)
Total stockholder's and members' deficit	(3,527,400)	(3,646,449)

Total liabilities, stockholder's and members' deficit	$116,459	$483,738

See accompanying notes to combined financial statements.

SUPERWAREHOUSE ENTERPRISES, INC.
SUPERWAREHOUSE GOV, LLC
COMBINED STATEMENTS OF OPERATIONS

	FOR THE NINE MONTHS	FOR THE YEAR
	ENDED	ENDED
	SEPTEMBER 30, 2011	DECEMBER 31, 2010

Net sales	$11,206,828	$22,659,237

Cost of sales	10,359,576	20,881,919

Gross profit	847,252	1,777,318

Operating expenses:
Marketing, selling and advertising expenses	213,588	311,908
Compensation and related taxes	634,688	1,158,380
Professional and consulting fees	70,233	164,848
General and administrative	136,321	294,332
Total operating expenses	1,054,830	1,929,468

Loss from operations	(207,578)	(152,150)

Other income (expenses)
Interest and other expenses	(65,108)	(122,302)
Gain on debt settlements	391,022	128,095
Other income	713	2,061
Total other income	326,627	7,854

Income (loss) before provision for income taxes	119,049	(144,296)

Provision for income taxes	-	-

Net income (loss)	$119,049	$(144,296)

NET LOSS PER COMMON SHARE:
Basic and Diluted - Superwarehouse Enterprise, Inc.	1,000,000	1,000,000

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING - Basic and Diluted - Superwarehouse Enterprise, Inc.	0.08	(0.25)

See accompanying notes to combined financial statements.

SUPERWAREHOUSE ENTERPRISES, INC.
SUPERWAREHOUSE GOV, LLC
COMBINED STATEMENTS OF STOCKHOLDER'S AND MEMBERS' DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2010 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

	SUPERWAREHOUSE ENTERPRISES, INC.					Total
	Common Stock		Additional			Stockholder's
	$0.0001 Par Value		Paid-in	Members'	Accumulated	and Members'
	Shares	Amount	Capital	Deficit	Deficit	Deficit

Balance at December 31, 2009	1,000,000	$10,000	$40,231	$(462,958)	$(3,089,426)	$(3,502,153)

Net income (loss) for the year ended December 31, 2010	-	-	-	106,836	(251,132)	(144,296)

Balance at December 31, 2010	1,000,000	10,000	40,231	(356,122)	(3,340,558)	(3,646,449)

Net income for the period ended September 30, 2011	-	-	-	41,497	77,552	119,049

Balance at September 30, 2011	1,000,000	$10,000	$40,231	$(314,625)	$(3,263,006)	$(3,527,400)

See accompanying notes to combined financial statements.

SUPERWAREHOUSE ENTERPRISES, INC.
SUPERWAREHOUSE GOV, LLC
COMBINED STATEMENTS OF CASH FLOWS

	FOR THE NINE MONTHS	FOR THE YEAR
	ENDED	ENDED
	SEPTEMBER 30, 2011	DECEMBER 31, 2010

Cash flows from operating activities:
Net income (loss)	$119,049	$(144,296)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Gain on debt settlements	(391,022)	(128,095)
Depreciation	-	13,538
Bad debts	1,546	4,851

Changes in operating assets and liabilities
Accounts receivable	168,301	557,236
Other receivables	43,063	2,301
Prepaid expenses	9,748	(1,257)
Deposits	-	40,501
Accounts payable and accrued liabilities	(108,410)	7,484
Merchant accounts payable	(2,252)	(110,519)
Line of credit	7,766	-
Customer deposit	(410)	(92,331)

Net cash (used in) provided by operating activities	(152,621)	149,413

Cash flows from financing activities:
Advances from related party	8,000	7,057
Repayments of line of credit, net of proceeds from line of credit	-	(189,658)
Net cash provided by (used in) financing activities	8,000	(182,601)

Net decrease in cash	(144,621)	(33,188)

Cash at beginning of year	186,183	219,371

Cash at end of year	$41,562	$186,183

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

See accompanying notes to combined financial statements.

SUPERWAREHOUSE ENTERPRISES, INC.
SUPERWAREHOUSE GOV, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
September 30, 2011 and December 31, 2010

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Superwarehouse Enterprises, Inc.

Superwarehouse Enterprises, Inc. (“SWH, Inc.”) was incorporated under the laws of the State of California on March 29, 2004. SWH, Inc. operates as a company that sells through our retail websites, office supplies such as high-quality, brand-name office products primarily to medium and large-sized businesses. SWH, Inc. carries a wide selection of merchandise, including general office supplies, business machines and computers, office furniture, and other business-related products.

Superwarehouse GOV, LLC

Superwarehouse Gov, LLC (“SWH GOV”) was organized under the laws of the State of Nevada on August 4, 2005. SWH GOV operates as a company that sells through our retail websites, office supplies such as high-quality, brand-name office products primarily to school districts and government agencies located in the State of California. SWH GOV carries a wide selection of merchandise, including general office supplies, business machines and computers, office furniture, and other business-related products. SWH, Inc. owned 49% membership interest and 51% membership interest was owned by the wife of the Companies’ President as of September 30, 2011 and December 31, 2010.

Basis of Presentation

The financial statements of SWH, Inc. and SWH GOV (collectively the “Companies”) are combined because each company was owned beneficially by an identical stockholder or member. All significant intercompany accounts and transactions have been eliminated in the combination. The combined financial statements of the Companies have been prepared in accordance with generally accepted accounting principles in the United States of America.

Going Concern

The accompanying combined financial statements are prepared assuming the Companies will continue as a going concern.  At September 30, 2011, the Company had an accumulated deficit of approximately $3.3 million, members’ deficit of approximately $315,000 and a working capital deficiency of $3,533,671. Additionally, for the nine months ended September 30, 2011, the Company had negative cash flows from operations in the amount of $152,621. The ability of the Companies to continue as a going concern is dependent upon increasing sales and obtaining additional capital and financing.  Management intends to attempt to raise additional funds by way of a public or private offering.   The Companies’ limited financial resources have prevented them from aggressively advertising its products and services to achieve consumer recognition. In October 2011, the Companies’ business and assets were acquired and assumed by Random Source, Inc. under an Article 9 foreclosure sale initiated by the Companies’ major creditor pursuant to a bill of sale agreement. While the Companies believe in the viability of its strategy to increase sales volume and in its ability to raise additional funds, there can be no assurances to that effect.

Use of Estimates and Assumptions

The  preparation  of  the combined financial  statements  in conformity with accounting principles generally  accepted  in  the  United States requires  management  to  make   estimates and assumptions that  affect  the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at  the  date  of  the  financial  statements  and the reported amounts of  revenues  and    expenses  during  the  reporting  period. Actual results could differ from those estimates.

SUPERWAREHOUSE ENTERPRISES, INC.
SUPERWAREHOUSE GOV, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
September 30, 2011 and December 31, 2010

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

FASB Accounting Standards Codification

The issuance by the FASB of the Accounting Standards Codification  (“ASC”) on July 1, 2009 (effective for interim or annual reporting periods ending after September 15, 2009), changes the way that GAAP is referenced. Beginning on that date, ASC officially became the single source of authoritative nongovernmental GAAP; however, SEC registrants must also consider rules, regulations, and interpretive guidance issued by the SEC or its staff. The change affects the way the Company refers to GAAP in financial statements and in its accounting policies. All existing standards that were used to create ASC became superseded. Instead, references to standards consist solely of the number used in the ASC’s structural organization.

Fair Value of Financial Instruments

 The Companies adopted FASB ASC 820, “Fair Value Measurements and Disclosures”, for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing US GAAP that require the use of fair value measurements which establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The carrying amounts reported in the balance sheet for accounts receivable, other receivables, prepaid expenses, accounts payable and accrued liabilities approximate their estimated fair market value based on the short-term maturity of this instrument.

In addition, FASB ASC 825-10-25 “Fair Value Option” was effective for January 1, 2008. ASC 825-10-25 expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value.

Cash and Cash Equivalents

The Companies consider all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents. The Companies place its cash with a high credit quality financial institution. The Companies’ account at this institution is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000. In addition to the basic insurance deposit coverage, the FDIC is providing temporary unlimited coverage for non-interest bearing transaction accounts through December 31, 2012. At September 30, 2011, the Companies have not reached bank balances exceeding the FDIC insurance limit on interest bearing accounts. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

Revenue Recognition

The Companies follow the guidance of the FASB ASC 605-10-S99 “Revenue Recognition Overall – SEC Materials”. The Companies record revenue when persuasive evidence of an arrangement exists, product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. Revenues consist primarily of product sales.

SUPERWAREHOUSE ENTERPRISES, INC.
SUPERWAREHOUSE GOV, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
September 30, 2011 and December 31, 2010

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Receivable

The Companies have a policy of reserving for questionable accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable.  The Companies periodically review its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt.  Account balances deemed to be uncollectible are charged to the bad debt expense after all means of collection have been exhausted and the potential for recovery is considered remote.  At September 30, 2011, management determined that an allowance is necessary which amounted to $1,512 and at December 31, 2010, there was no allowance for bad debt. During the nine months ended September 30, 2011 and the year ended December 31, 2010, the Companies wrote-off $1,546 and $4,851, respectively of uncollectible accounts receivable.

Concentrations of Credit Risk and Major Customers

Financial instruments which potentially subject the Companies to concentrations of credit risk consist principally of cash and trade accounts receivable. The Companies place its cash with high credit quality financial institutions. Most of the Companies’ sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas; however, concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms. The Companies also perform ongoing credit evaluations of its customers to help further reduce credit risk.

As of September 30, 2011, three customers accounted for 74% of total accounts receivable. As of December 31, 2010, eight customers accounted for 32% of total accounts receivable.

Customer Deposit

Customer deposits at September 30, 2011 and December 31, 2010 were $285,993 and $286,403, respectively, which consist of prepayments from third party customers to the Companies and customer refunds. The Companies will recognize the prepayments as revenue upon delivery of the products, in compliance with its revenue recognition policy.

Marketing, selling and advertising costs

Marketing, selling and advertising costs are expensed as incurred.  Such expenses for the nine months ended September 30, 2011 and for the year ended December 31, 2010 totaled approximately $213,588 and $311,908, respectively.

 Income Taxes

Income taxes are accounted for under the asset and liability method in accordance with ASC 740, “Income Taxes”. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial carrying amounts of existing assets and liabilities and their respective tax bases as well as operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance to the extent that the recoverability of the asset is unlikely to be recognized.

The Companies follows ASC 740 rules governing uncertain tax positions, which provides guidance for recognition and measurement. This prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognization, classification and disclosure of these uncertain tax positions.

SUPERWAREHOUSE ENTERPRISES, INC.
SUPERWAREHOUSE GOV, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
September 30, 2011 and December 31, 2010

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Basic and Diluted Net Loss per Share

Net loss per common share is calculated in accordance with ASC Topic 260: Earnings Per Share (“ASC 260”). Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The computation of diluted net loss per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive. SWH, Inc. did not have any common stock equivalents at September 30, 2011 and December 31, 2010.

 Impairment of Long-lived Assets

The Companies account for the impairment or disposal of long-lived assets according to FASB ASC 360 “Property, Plant and Equipment”. ASC 360 clarifies the accounting for the impairment of long-lived assets and for long-lived assets to be disposed of, including the disposal of business segments and major lines of business. Long-lived assets are reviewed when facts and circumstances indicate that the carrying value of the asset may not be recoverable. When necessary, impaired assets are written down to estimate fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates. The Companies did not consider it necessary to record any impairment charges during the nine months ended September 30, 2011 and the year ended December 31, 2010.

Related Parties

Parties are considered to be related to the Companies if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Companies. Related parties also include principal owners of the Companies, its management, members of the immediate families of principal owners of the Companies and its management and other parties with which the Companies may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Companies disclose all related party transactions.

Recent Accounting Pronouncements

In May 2011, FASB issued Accounting Standards Update (“ASU”) No. 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS” (“ASU No. 2011-04”). ASU No. 2011-04 provides guidance which is expected to result in common fair value measurement and disclosure requirements between U.S. GAAP and IFRS. It changes the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. It is not intended for this update to result in a change in the application of the requirements in Topic 820. The amendments in ASU No. 2011-04 are to be applied prospectively. ASU No. 2011-04 is effective for public companies for interim and annual periods beginning after December 15, 2011. Early application is not permitted. This update is not expected to have a material impact on the Companies’ combined financial statements.

SUPERWAREHOUSE ENTERPRISES, INC.
SUPERWAREHOUSE GOV, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
September 30, 2011 and December 31, 2010

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In June 2011, the FASB issued ASU No. 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income” (“ASU No. 2011-05”). In ASU No. 2011-05, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. The amendments in ASU No. 2011-05 do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. They also do not change the presentation of related tax effects, before related tax effects, or the portrayal or calculation of earnings per share. The amendments in ASU No. 2011-05 should be applied retrospectively. The amendment is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted, because compliance with the amendments is already permitted. The amendments do not require any transition disclosures. This update is not expected to have a material impact on the Companies’ combined financial statements.

In September 2011, the FASB issued ASU No. 2011-08, “Intangibles — Goodwill and Other (Topic 350)” (“ASU No. 2011-08”). In ASU No. 2011-08, an entity is permitted to make a qualitative assessment of whether it is more likely than not that a reporting unit’s fair value is less than its carrying amount before applying the two-step goodwill impairment test. If an entity concludes that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, it would not be required to perform the two-step impairment test for that reporting unit. The ASU’s objective is to simplify how an entity tests goodwill for impairment. The amendments in ASU No. 2011-08 are effective for annual and interim goodwill and impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual or interim period have not yet been issued. The Companies are evaluating the requirements of ASU No. 2011-08 and have not yet determined whether a revised approach to evaluation of goodwill impairment will be used in future assessments. This update is not expected to have a material impact on the Companies’ combined financial statements.

Other accounting standards that have been issued or proposed by the FASB that do not require adoption until a future date are not expected to have a material impact on the combined financial statements upon adoption.

NOTE 2 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	Estimated life	September 30, 2011	December 31, 2010

Computer and office equipment	3 years	48,349	48,349
Less: Accumulated depreciation		(48,349)	(48,349)
		$-	$-

For the nine months ended September 30, 2011 and for the year ended December 31, 2010, depreciation expense amounted to $0 and $13,538, respectively.

SUPERWAREHOUSE ENTERPRISES, INC.
SUPERWAREHOUSE GOV, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
September 30, 2011 and December 31, 2010

NOTE 3 – ACCOUNTS PAYABLE, ACCRUED LIABILITIES AND MERCHANT ACCOUNTS PAYABLE

Accounts payable and accrued liabilities consist of the following:

	September 30, 2011	December 31, 2010

Accounts payable - trade	459,402	909,524
Credit card payables	242,002	238,850
Accrued payroll and vacation	39,134	60,749
Sales and business tax payable	607,816	638,663
	$1,348,354	$1,847,786

Merchant accounts payable consist of credit card chargebacks owed to various credit card merchants. Merchants accounts payable at September 30, 2011 and December 31, 2010 were $595,324 and $597,576, respectively.

NOTE 4 – LINE OF CREDIT

In November 2004, the Companies had entered into a line of credit agreement with GE Commercial Distribution Finance Corporation (“GE”). Under the terms of the agreement, the total amount of line available to the Companies was $1,750,000. The line of credit bore no interest if paid within the free flooring period after that, a late charge rate of 18% per annum was charged to the Companies. Pursuant to this agreement, the Companies had granted GE a lien and security interest in all of the Companies’ accounts receivable, inventories, equipment and intangibles. Furthermore, this line of credit was personally guaranteed by the Company’s President. In October 2011, the Companies’ business and assets were acquired and assumed by Random Source, Inc. under an Article 9 foreclosure sale initiated by GE pursuant to a bill of sale agreement. Prior to the acquisition by Random Source, Inc. this line of credit was in default.

As of September 30, 2011 and December 31, 2010, the Companies had recorded a liability of $1,399,131 and $1,391,365, respectively. The Companies were released from such liability to GE upon the acquisition of the Companies by Random Source, Inc. in October 2011.

NOTE 5 – STOCKHOLDER’S DEFICIT

The authorized capital of SWH, Inc. is 1,000,000 common shares with par value of $ 0.01 per share. As of September 30, 2011, 1,000,000 shares were issued and outstanding to the Companies’ President.

NOTE 6 – RELATED PARTY TRANSACTIONS

The President of the Companies, from time to time, provided advances to the Companies for operating expenses. At September 30, 2011 and December 31, 2010, the Companies had a payable to the  President amounting to $15,057 and $7,057, respectively. These advances were short-term in nature and non-interest bearing.

SUPERWAREHOUSE ENTERPRISES, INC.
SUPERWAREHOUSE GOV, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
September 30, 2011 and December 31, 2010

NOTE 7 - INCOME TAXES

SWH GOV is organized as a limited liability company whereby elements of income taxation including income, expense, credits and allowances of SWH GOV are reflected in a proportional basis on the members’ individual income tax returns. Accordingly, there is no provision for income taxes in these combined financial statements in relation to SWH GOV.

SWH, Inc. is formed as an S Corporation whereby elements of income taxation including income, expense, credits and allowances of SWH, Inc. are reflected in a proportional basis on the stockholder’s individual income tax returns. Accordingly, there is no provision for income taxes in these combined financial statements in relation to SWH, Inc.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Operating Lease

In March 2010, SWH, Inc. signed a lease agreement for office space which expired on September 30, 2011. The lease required SWH, Inc. to pay a monthly base rent of $3,500 plus a pro rata share of operating expenses. In August 2011, SWH, Inc. entered into an amendment agreement whereby the lease was extended up to September 30, 2012. The monthly base rent for the extended period shall be $1,993. Future minimum rental payments required under this operating lease are as follows:

Period ending September 30:
2012		$23,916
	$	$ 23,916

Rent expense was $31,985 and $76,629 for the nine months ended September 30, 2011 and for the year ended December 31, 2010.

Litigations and Judgments

From time to time, the Companies became involved in litigation relating to claims arising out of the operations in the normal course of business. The Companies were involved in numerous legal proceedings or litigation and judgments primarily from suppliers, credit card companies, and a lessor. Additionally, the Companies had entered into various debt settlement agreements, and as a result, the Companies have recorded gain on debt settlements of $391,022 and $128,095 during the nine months ended September 30, 2011 and December 31, 2010, respectively, as reflected in the accompanying combined statements of operations. The gain on debt settlements consist of the following:

	September 30, 2011	December 31, 2010
Lessor	$-	$97,872
Credit card company	-	27,745
Trade payables	690	29,566
Merchandise suppliers	450,332	-
Total debt settled	451,022	155,183
Less: settlement amount	60,000	27,088
Gain on debt settlements	$391,022	$128,095

NOTE 9 - SUBSEQUENT EVENTS

In October 2011, the Companies’ business and assets were acquired and assumed by Random Source, Inc. under an Article 9 foreclosure sale initiated by GE pursuant to a bill of sale agreement (see Note 4). The purchase price was for $750,000.